Exhibit 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Ariba, Inc. of our reports dated February 6, 2004, relating to the financial statements and the financial statement schedule, which appear in FreeMarkets, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2003. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/    PricewaterhouseCoopers LLP

Pittsburgh, Pennsylvania

April 1, 2004